                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                       DIGITAL GENERATION SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                               [DG SYSTEMS LOGO]

                                                                   May 18, 2001

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Digital Generation Systems, Inc. (the "Company"), which will be held at the La Cima Club, 5215 North O'Connor Boulevard, Suite 2600, Irving, Texas 75039, on Thursday, June 14, 2001 at 10:00 a.m. local time.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope at your earliest convenience.

   On behalf of the Board of Directors, I would like to express our appreciation of your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Scott K. Ginsburg
                                          Scott K. Ginsburg
                                          Chairman of the Board

                       DIGITAL GENERATION SYSTEMS, INC.
                         5221 North O'Connor Boulevard
                              Irving, Texas 75039

                               ----------------

                   Notice of Annual Meeting of Stockholders
                           to be held June 14, 2001

                               ----------------

   The Annual Meeting of Stockholders (the "Annual Meeting") of Digital Generation Systems, Inc. (the "Company") will be held at the La Cima Club, 5215 North O'Connor Boulevard, Suite 2600, Irving, Texas 75039, on Thursday, June 14, 2001 at 10:00 a. m. local time for the following purposes:

     1. To elect eleven directors, three to serve for three-year terms, four to serve for two-year terms and four to serve for one-year terms, or, in each case until their successors have been duly elected and qualified;

     2. To consider and vote upon a proposal to approve amendments to the Company's 1995 Director Option Plan, including an increase in the number of shares available for issuance thereunder, as set forth in the accompanying Proxy Statement;

     3. To ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing proposals are more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on May 11, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available at the Annual Meeting and at least ten days prior to the Annual Meeting during normal business hours at the Company's headquarters located at 5221 North O'Connor Boulevard, Irving, Texas 75039 for examination by any stockholder.

   Whether or not you plan to attend the Annual Meeting, please date, execute and promptly return the enclosed proxy card to the Company in the enclosed addressed and stamped envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person.

                                          By Order of the Board of Directors,

                                          /s/ Omar A. Choucair
                                          Omar A. Choucair
                                          Secretary

May 18, 2001

                       DIGITAL GENERATION SYSTEMS, INC.
                         5221 North O'Connor Boulevard
                              Irving, Texas 75039
                                 972-402-4800

                               ----------------

                              PROXY STATEMENT FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held June 14, 2001

                               ----------------

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Digital Generation Systems, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at the La Cima Club, 5215 North O'Connor Boulevard, Suite 2600, Irving, Texas 75039, on Thursday, June 14, 2001, at 10:00 a.m. local time and at any adjournments or postponements thereof (the "Annual Meeting"). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. These proxy materials were first mailed to stockholders on or about May 18, 2001.

                              PURPOSE OF MEETING

   At the Annual Meeting, stockholders will be asked to consider proposals to:

  (i) elect eleven directors, three to serve for three-year terms, four to serve for two-year terms and four to serve for one-year terms;

  (ii) approve amendments to the Company's 1995 Director Option Plan, including an increase in the number of shares available for issuance thereunder, as set forth herein;

  (iii) ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

  (iv) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The Board of Directors recommends that stockholders vote "FOR" each of the nominees for director and "FOR" each of the proposals.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's common stock, $0.001 par value (the "Common Stock"), is the only type of security entitled to vote at the Annual Meeting. On May 11, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 70,537,231 shares of Common Stock outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock held by such stockholder on May 11, 2001.

Quorum Required

   The Company's Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal One. Directors are elected by a plurality of the affirmative votes cast by holders of those shares present in person, or represented by proxy, and voting at the Annual Meeting. The eleven nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

   Proposal Two. Approval of the adoption of the amendments to the Company's 1995 Director Option Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and voting at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

   Proposal Three. Ratification of the appointment of KPMG LLP as the Company's independent accountants for the year ending December 31, 2001 requires the affirmative vote of holders of a majority of those shares present in person, or represented by proxy, and voting at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted "FOR" the Nominees of the Board of Directors (as set forth in Proposal No. One), "FOR" Proposal Nos. Two and Three and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

   Eleven directors, divided into three classes as indicated below, are to be elected at the Annual Meeting. Each of the nominees will serve for the periods indicated or until his successor has been elected and qualified. Each of the nominees is currently a member of the Company's Board of Directors.

   The Board of Directors' nominees for the office of director are as follows:

    Nominees for three-year terms expiring in 2004:
    Scott K. Ginsburg (1)(2)
    Matthew E. Devine (1)
    Lawrence D. Lenihan, Jr. (2)

    Nominees for two-year terms expiring in 2003:
    Omar A. Choucair (1)
    Eric L. Bernthal
    Michael G. Linnert
    David M. Kantor (2)

    Nominees for one-year terms expiring in 2002:
    Jeffrey A. Dankworth
    Kevin C. Howe (3)
    Robert J. Schlegel (3)
    Cappy R. McGarr (3)
--------
(1) Member of the Executive Committee
(2) Member of the Compensation Committee
(3) Member of the Audit Committee

Committees and Meetings of the Board of Directors

   During the fiscal year ended December 31, 2000, the Board of Directors held four meetings. For the fiscal year, each of the directors during the term of their tenure, attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

   During the fiscal year ended December 31, 2000, the Audit Committee held one meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of accountants, the scope of the annual audits, fees to be paid to the accountants, the performance of the accountants and the accounting practices of the Company. The members of the Audit Committee in 2000 were Messrs. Lenihan, Linnert and Kantor. The members of the Audit Committee for 2001 are Messrs. Schlegel, McGarr and Howe.

   During the fiscal year ended December 31, 2000, the Compensation Committee did not have any meetings. Instead, all issues normally considered by the Compensation Committee were considered by the entire Board of Directors. The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels, option grants under the 1992 Stock Option Plan and non-plan option grants. The members of the Compensation Committee in 2000 were, and for 2001 are, Messrs. Ginsburg, Lenihan and Kantor.

   The Executive Committee was not established until January 2001; therefore, it did not hold any meetings in 2000. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The members of the Executive Committee for 2001 are Messrs. Ginsburg, Devine and Choucair.

Director Compensation

   Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director other than reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of the Company's Board of Directors and the committees thereof. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

   All non-employee Board members are eligible for option grants pursuant to the provisions of the Company's 1995 Director Option Plan described herein and such other option grants that the Board of Directors deems appropriate. Directors who are also employees of the Company are eligible to receive options for Common Stock directly under the 1992 Stock Option Plan and, if officers of the Company, are also eligible to receive incentive cash bonus awards and are eligible to participate in the 1996 Employee Stock Purchase Plan.

   The Board of Directors unanimously recommends that the stockholders vote "FOR" each nominee for the Board of Directors.

           PROPOSAL TWO: AMENDMENTS TO THE 1995 DIRECTOR OPTION PLAN

   The Company's 1995 Director Option Plan was created in order to assist the Company in the recruitment, retention and motivation of non-employee directors who are experienced, highly qualified and in a position to make material contributions to the Company's success. The Company established the Director Option Plan to provide for the grant of non-statutory stock options to non-employee members of the Board of Directors of the Company. The Company believes that stock options are critical in attracting and retaining non-employee directors. The stockholders are being asked to vote on a proposal to approve amendments to the Director Option Plan that would increase the number of shares available for issuance from 300,000 to 800,000 and provide flexibility to the Board of Directors when determining the number of shares to be granted and the terms of each grant.

   The Director Option Plan was originally adopted by the Board of Directors and approved by the stockholders in September 1995. The Board of Directors amended the Director Option Plan on February 9, 1999 to increase the number of shares available from 100,000 to 300,000 shares of Common Stock. The stockholders approved the amendment on September 23, 1999.

   The principal terms and provisions of the Director Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Director Option Plan. A copy of the proposed Amended and Restated Director Option Plan is attached to this Proxy Statement as Appendix A.

   Eligibility. The persons eligible to receive option grants under the Director Option Plan are the non-employee Board members. As of May 18, 2001, seven persons were eligible to participate in the Director Option Plan.

   Securities Subject to Director Option Plan. The maximum number of shares of Common Stock currently reserved for issuance over the term of the Director Option Plan is 300,000 shares. The proposed amendments would increase this maximum number to 800,000 shares. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Director Option Plan.

   Grants Under the Director Option Plan. Currently, each non-employee director of the Company is automatically granted an option to purchase 10,000 shares of the Company's Common Stock (the "First Option") on the date on which the optionee first becomes a non-employee director of the Company, whether through election by the stockholders or appointment by the Board of Directors, and each non-employee director will thereafter be granted an additional option to purchase 2,500 shares of the Company's Common Stock on the anniversary of the First Option, provided that he or she is still in service as a director at such time. No First Option is granted to a non-employee Director who was, immediately prior, an employee Director.

   The proposed amendments to the Director Option Plan will allow the Board of Directors to determine the appropriate number of shares to be granted and the terms of such grant to each non-employee Board members over their period of Board service at intervals determined by the Board of Directors.

   Price. The option price per share must be equal to the fair market value per share of Common Stock on the grant date and each option is to have a maximum term of ten years from the grant date. The exercise price may be paid in cash, by check, in shares of Common Stock held for more than 6 months or any other method specified by the Board of Directors in the applicable stock option agreements.

   Exercisability. Under the Director Option Plan as it is proposed to be amended, each option shall become exercisable as determined by the Board of Directors and set forth in the applicable stock option agreement.

   Termination of Service. Options under the Director Option Plan remain exercisable for a 3-month period following the optionee's termination of service as a Board member for any reason. Options remain exercisable for a 12 month period following the optionee's termination of service as a result of total and permanent disability. The option may be exercised following the Board member's death while holding the option by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance within the 12-month period following optionee's death. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

   Stockholder Rights. No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

   Acceleration of Options. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding options under the Director Option Plan may be assumed or equivalent options may be substituted by the successor corporation or parent or subsidiary thereof. If an option is assumed or substituted for, the option or equivalent option shall continue to be exercisable as provided in the Director Option Plan for so long as the optionee serves as a director or a director of the successor corporation. If the successor corporation does not assume an outstanding option or substitute for it an equivalent option, the option shall become fully vested and exercisable, including as to shares for which it would not otherwise be exercisable for a period of 30 days from the date the optionee is notified by the Board of Directors of the acceleration of the option.

   The acceleration of options in the event of a merger or sale of all assets may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

   Valuation. For purposes of establishing the option price and for all other valuation purposes under the Director Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market, or, if that date is not a trading day, on the next trading day immediately following such date. The closing price of the Common Stock on May 15, 2001 was $2.11 per share.

   Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Director Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Director Option Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

   Each outstanding option that is assumed in connection with a Change in Control (as defined in the Director Option Plan) will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Change in Control, to the option holder had the option been exercised immediately prior to the Change in Control. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Director Option Plan.

   Director Option Plan Amendments. The Board of Directors may amend or modify the Director Option Plan in any and all respects, provided that no amendment would impair the rights of any optionee without his or her consent. The approval of the Company's stockholders will be obtained to the extent required by applicable law or deemed advisable by the Board of Directors.

   Unless sooner terminated by the Board of Directors, the Director Option Plan will in all events terminate September, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

   Federal Income Tax Consequences. Options granted under the Director Option Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory stock option. However, upon the exercise of such option, the option holder thereof will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price therefor. Upon resale of such shares by such option holder, any difference between the sale price and the option holder's purchase price therefor, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the option holder with respect to shares acquired upon exercise of a nonstatutory stock option.

   The Board of Directors unanimously recommends that the stockholders vote "FOR" the amendments to the Director Option Plan.

                   PROPOSAL THREE: RATIFICATION OF KPMG LLP

   The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. The affirmative vote of the holders of a majority of shares present in person, or represented by proxy, and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the Company and its stockholders' best interests.

   KPMG LLP has audited the Company's financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   The Board of Directors unanimously recommends that the stockholders vote "FOR" the ratification of the selection of KPMG LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2001.

              DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

   The executive officers and directors of the Company, their ages as of March 31, 2001, their positions and offices held with the Company and certain biographical information are set forth below.

                                 Position(s) and Offices Held with
             Name            Age the Company
             ----            --- ---------------------------------
   Scott K. Ginsburg........  48 Chairman of the Board

   Matthew E. Devine........  52 Chief Executive Officer and Director

   Omar A. Choucair.........  38 Chief Financial Officer and Director

   Dan F. Dent..............  53 Chief Operating Officer

   Lawrence D. Lenihan, Jr..  36 Director

   Michael G. Linnert.......  30 Director

   David M. Kantor..........  44 Director

   Cappy R. McGarr..........  49 Director

   Jeffrey A. Dankworth.....  46 Director

   Eric L. Bernthal.........  54 Director

   Robert J. Schlegel.......  51 Director

   Kevin Howe...............  52 Director

   Scott K. Ginsburg joined the Company in December 1998 as Chief Executive Officer and Chairman of the Board. In July 1999, Matthew E. Devine assumed the responsibilities of Chief Executive Officer, but Mr. Ginsburg remains the Company's Chairman of the Board. Most recently Mr. Ginsburg served as Chief Executive Officer and Director of Chancellor Media Corporation (now AMFM Corporation). Mr. Ginsburg founded Evergreen Media Corporation in 1988 and was the co-founder of Statewide Broadcasting, Inc. and H&G Communications, Inc. Mr. Ginsburg earned a B.A. from George Washington University in 1974 and a J.D. from the George Washington University Law Center in 1978.

   Matthew E. Devine joined the Company in July 1999 as Chief Executive Officer and Director. Prior to joining the Company, Mr. Devine served as Chief Financial Officer of Chancellor Media Corporation (now AMFM Corporation) and served as Chief Financial Officer, Executive Vice President, Treasurer, Secretary and Director for Evergreen Media Corporation. Between 1975 and 1988, Mr. Devine served in various finance positions at AMR Corporation, parent company to American Airlines.

   Omar A. Choucair joined the Company as Chief Financial Officer in July 1999. Prior to joining the Company, Mr. Choucair served as Vice President of Finance for Chancellor Media (now AMFM Corporation) and served as Vice President of Finance for Evergreen Media before it was acquired by Chancellor Media in 1997. Prior to entering the media industry, Mr. Choucair was a Senior Manager at KPMG LLP, where he specialized in media and telecommunications clients. Mr. Choucair received a B.B.A. from Baylor University and is a Certified Public Accountant. Mr. Choucair became a Director in February 2001.

   Dan F. Dent joined the Company as Vice President, Operations in September 1999 and became Chief Operating Officer in May 2000. From 1993 until joining the Company, Mr. Dent served as Vice President/General Manager of CCI/Triad, a retail software manufacturer. From 1977 until 1993, Mr. Dent served in various engineering and customer service management positions at Motorola and Tektronix, Inc.

   Lawrence D. Lenihan, Jr. has been a member of the Board of Directors of the Company since July 1997. Mr. Lenihan is a Managing Director of Pequot Capital Management, Inc. He joined the predecessor to this firm, Dawson-Samberg Capital Management, in 1996. He is also a Managing Member of the General Partner of Pequot Private Equity Fund II, L.P. Prior to joining Pequot, Mr. Lenihan was a principal at Broadview Associates, LLC from 1993 to 1996. Prior to joining Broadview, Mr. Lenihan held several positions at IBM, most recently as the leader of an interactive multimedia software product business. Mr. Lenihan graduated from Duke University with a B.S. in Electrical Engineering and he holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania. He currently serves as a director of several public and private companies including SkyOnline, Interpacket Group Inc., Performaworks, FlexiGift, Inc., and Mediaplex, Inc.

   Michael G. Linnert has been a member of the Board of Directors of the Company since July 1999. From 1997 to present, Mr. Linnert has been a General Partner with Technology Crossover Ventures, a venture capital firm. From 1995 to 1997, Mr. Linnert attended the Stanford Graduate School of Business and obtained an MBA. Mr. Linnert also holds a B.S.E.E. from the University of Notre Dame.

   David M. Kantor has been a member of the Board of Directors of the Company since August 1999. Mr. Kantor is Senior Vice President for Network Operations of AMFM, Inc. (formerly Chancellor Media Corporation) and manages AMFM Radio Networks. Mr. Kantor was President of ABC Radio Network, having previously served as Executive Vice President. Prior to joining ABC Radio Network, he held executive positions with Cox Cable and Satellite Music Network. Mr. Kantor holds a B.S. from the University of Massachusetts and an MBA from Harvard Business School.

   Cappy R. McGarr has been a member of the Board of Directors since February 2001. Mr. McGarr is the founder and President of McGarr Capital Management, a firm which specializes in managing domestic and offshore hedge funds. He received Bachelor of Arts, Bachelor of Journalism and Master of Business Administration degrees from the University of Texas at Austin. Upon completing his graduate degree in 1970, McGarr was employed by Goldman, Sachs & Co.

   Jeffrey A. Dankworth has been President and a Director of StarGuide Digital Networks, Inc. ("StarGuide"), which became a wholly owned subsidiary of the Company in January 2001, since 1995. Prior to co-founding StarGuide in 1994, Mr. Dankworth was an entrepreneur in the entertainment media and professional sports industries where he led the development of various media joint ventures in professional sports including the NFL Quarterback Club. Between 1984 and 1994, Mr. Dankworth was Of Counsel with the law firm of Mitchell, Silberberg & Knupp and prior to that was an associate with the law firm of Gibson, Dunn & Crutcher from 1981 to 1984. Mr. Dankworth became a Director in February 2001.

   Eric L. Bernthal has been a member of the Board of Directors since February 2001. Mr. Bernthal is the Managing Partner of the Washington, DC office of Latham & Watkins. He has practiced corporate and telecommunications law for 30 years, specializing in transactional and regulatory matters. Mr. Bernthal has represented companies in the media, communications, health care, consumer products and retail industries. Mr. Bernthal has been a partner in Latham & Watkins since 1986. Prior to joining Latham, Mr. Bernthal was an associate and then a partner in the Washington, DC law firm of Arent, Fox, Kintner, Plotkin & Kahn, from 1972 to 1986. He served on that law firm's Executive Committee for five years. Mr. Bernthal served as law clerk to the Honorable Ruggero J. Aldisert of the United States Court of Appeals for the Third Circuit in Philadelphia from 1970 to 1972. He earned an undergraduate degree from Columbia University in 1967 and a graduate degree from George Washington University Law Center.

   Robert J. Schlegel has been a member of the Board of Directors since February 2001. Mr. Schlegel is the CEO of The Pavestone Company, a producer of interlocking concrete paving stones and retaining walls, which he founded in 1980. Mr. Schlegel also built a health care company that included more than 2,000 employees and 2,200 nursing retirement care beds in 13 Texas facilities. Mr. Schlegel graduated with a B.A. degree in Economics from Wilfrid Laurier University in 1972.

   Kevin C. Howe has been a member of the Board of Directors since February 2001. He has been the Managing Partner of Mercury Ventures since 1998. Mercury Ventures manages three different funds that invest in emerging technology companies that focus on Internet applications. Mr. Howe serves on the boards of The Sage Group plc and MigraTec, both of which are publicly traded technology firms that are listed on the Nasdaq

National Market and London exchanges. In 1985, he co-founded DacEasy, a provider of packaged application software. In 1987, Mr. Howe led the sale of DacEasy to Insilco, a Fortune 500 company. In 1991, Mr. Howe led the carve-out of DacEasy from Insilco and subsequent sale to Sage Group, plc. He was the CEO of Sage's US operations and was responsible for operations and acquisitions until 1999. In 1993, Mr. Howe also co-founded Martin Howe Associates, a merchant credit card processor and provider of wireless solutions. The company was sold in 1997 to PMT, a Nasdaq National Market listed company. Mr. Howe received his MBA from SMU in 1976.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16 (a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16 (a) reports that the Company received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representation received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under
Section 16 (a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders at all times during the 2000 fiscal year.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 30, 2001 (except where otherwise noted), certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                Shares Beneficially Owned
                                               as of April 30, 2001(1)(2)
                                               ------------------------------
                                                 Number of      Percentage of
                Beneficial Owner                  Shares            Class
                ----------------               ---------------- -------------
   Scott Ginsburg (3).........................    31,900,285             41.2%
    Moon Doggie Family Partnership
    17340 Club Hill Drive
    Dallas, Texas 75248
   Entities and individuals associated with
    Pequot Capital
    Management, Inc. (4) .....................        5,195,603           7.3%
    354 Pequot Avenue
    Southport, Connecticut 06490
   C.D.A.S., Inc. (5).........................        5,362,503           7.6%
    2897 Granite Pointe Court
    Reno, NV 89511
   Matthew E. Devine (6)......................        2,402,722           3.3%
   Omar A. Choucair (7).......................          456,452             *
   Dan F. Dent (8)............................          106,250             *
   Bernard L. Fleitman........................              304             *
   Lawrence D. Lenihan, Jr (9)................        5,210,671           7.4%
   Michael G. Linnert (10)....................        3,055,251           4.3%
   David M. Kantor (11).......................            8,889             *
   Cappy R. McGarr (12).......................            2,778             *
   Jeffrey A. Dankworth (13)..................        5,452,808           7.7%
   Eric L. Bernthal (12)......................          696,058           1.0%
   Robert J. Schlegel (12)....................            2,778             *
   Kevin Howe (12)............................            2,778             *
   All current directors and executive
    officers as a group.......................       49,298,024          61.7%

--------
 *  Less than 1% of the outstanding shares of Common Stock.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 5221 North O'Connor Boulevard, Suite 950, Irving, Texas 75039.

 (2) The number of shares of Common Stock deemed outstanding as of April 30, 2001 was 70,537,481. The number of beneficially owned shares includes shares issuable pursuant to stock options and warrants that may be exercised within sixty days after April 30, 2001.

 (3) Based on a filing with the Securities and Exchange Commission, dated January 22, 2001, indicating beneficial ownership as of such date. Includes 22,028,594 shares held in the name of Scott K. Ginsburg and 2,920,134 shares held in the name of Moon Doggie Family Partnership, L.P. Scott K. Ginsburg, the Company's Chairman of the Board, is the sole general partner of Moon Doggie Family Partnership, L.P. Includes options exercisable into 433,300 shares of Common Stock, warrants issued to Moon Doggie Family Partnership, L.P. exercisable into 3,008,527 shares of Common Stock and warrants issued to Scott K. Ginsburg exercisable into 3,509,730 shares of Common Stock.

 (4) Includes 375,367 shares held in the name of Pequot Offshore Private Equity Fund, Inc., 2,964,740 shares held in the name of Pequot Private Equity Fund, L.P., 823,902 shares held in the name of Pequot International Fund, Inc. and 823,902 shares held in the name of Pequot Partners Fund, L.P. Pequot Capital Management, Inc. is the investment advisor to Pequot Offshore Private Equity Fund, Inc., Pequot Private Equity Fund, L.P., Pequot International Fund, Inc. and Pequot Partners Fund, L.P. (the "Pequot Funds") and may be deemed to beneficially own all of such shares. Pequot Capital Management, Inc. acquired beneficial ownership of such shares from Dawson-Samberg Capital Management, Inc., the former investment advisor to the Pequot Funds. On January 1, 1999, Dawson-Samberg Capital Management, Inc. spun-off a portion of its investment management business to Pequot Capital Management, Inc., including the beneficial ownership of all of such shares formerly held by Dawson-Samberg Capital Management, Inc. Lawrence D. Lenihan, Jr., a member of the Company's Board of Directors, is a principal and minority stockholder of Pequot Capital Management, Inc. Mr. Lenihan disclaims beneficial ownership of all shares held or beneficially owned by or through such entity. Includes warrants exercisable into 207,692 shares of Common Stock.

 (5) Based on a filing with the Securities and Exchange Commission, dated January 31, 2001, indicating beneficial ownership as of such date.

 (6) Includes options exercisable into 1,162,779 shares of Common Stock and warrants exercisable into 303,310 shares of Common Stock.

 (7) Includes options exercisable into 355,927 shares of Common Stock and warrants exercisable into 86,660 shares of Common Stock.

 (8) Includes options exercisable into 106,250 shares of Common Stock.

 (9) Includes 5,195,603 shares beneficially owned by affiliated entities of Pequot Capital Management, Inc., of which Mr. Lenihan disclaims beneficial ownership as set forth in footnote 4 above. Includes options exercisable into 15,068 shares of Common Stock.

(10) Consists of 911,529 shares held by Technology Crossover Ventures, L.P., which includes warrants exercisable into 35,639 shares, 72,188 shares held by Technology Crossover Ventures, C.V., which includes warrants exercisable into 2,823 shares (collectively the "TCV I Funds"), 32,049 shares held by TCV II, V.O.F., which includes warrants exercisable into 1,196 shares, 986,583 shares held by Technology Crossover Ventures II, L.P., which includes warrants exercisable into 36,798 shares, 758,498 shares held by TCV II (Q), L.P., which includes warrants exercisable into 28,291 shares; 134,605 shares held by TCV II Strategic Partners, L.P., which includes warrants exercisable into 5,020 shares; 150,632 shares held by Technology Crossover Ventures II, C.V., which includes warrants exersisable into 5,618 shares (collectively, the "TCV II Funds") and options exercisable into 9,167 shares of Common Stock held by Mr. Linnert. Mr. Linnert, a director of the Company, is a Non-Managing Member of Technology Crossover Management L.L.C. ("TCM I") and Technology Crossover Management II, L.L.C. ("TCM II"). TCM I is the General Partner of the TCV I Funds and TCM II is the General Partner of the TCV II Funds. Mr. Linnert disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11) Includes options exercisable into 8,889 shares of Common Stock.

(12) Includes options exercisable into 2,778 shares of Common Stock.

(13) Includes options exercisable into 86,660 shares of Common Stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In December 1998 the Company issued warrants in connection with a private placement of securities by the Company to the Company's Chairman of the Board and other investors. Certain of these warrants had performance hurdles that were required to be met in order for the warrants to become exercisable. On November 30, 2000, the Compensation Committee voted to amend the terms of warrants to remove these performance hurdles, which resulted in a new measurement date for accounting purposes. As a result of the change in terms of the warrants outstanding at November 30, 2000, the Company recorded a $990,000 charge to accumulated deficit for the increase in fair value associated with the modified warrants.

   During January 2001, the Company completed its merger with StarGuide pursuant to the Agreement and Plan of Merger by and among the Company, SG Nevada Merger Sub Inc., a wholly owned subsidiary of the Company, and StarGuide. In this merger, the holders of StarGuide common stock received approximately 1.7332 shares of Company's Common Stock for each share of StarGuide common stock, and the holders of Company's Common Stock continued to hold their shares. The following table summarizes the number of shares of Common Stock of the Company issued to directors and executive officers as a result of the merger:

                                                                    # of Shares
                                                                     of Common
     Name                                                           Stock Issued
     ----                                                           ------------
     Scott K. Ginsburg.............................................  20,702,178
     Matthew E. Devine.............................................     779,940
     Omar A. Choucair..............................................      13,866
     Jeffrey A. Dankworth..........................................   5,366,148
     Eric L. Bernthal..............................................     693,280

                            EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Officers").

                                                                     Long-Term
                                    Annual Compensation         Compensation Awards
                              -------------------------------  ---------------------
                                                               Restricted Securities
   Name and Principal                            Other Annual    Stock    Underlying
        Position         Year Salary (1)  Bonus  Compensation    Awards    Options
   ------------------    ---- ---------- ------- ------------  ---------- ----------
Scott K. Ginsburg ...... 2000  $125,000      --    $180,006(2)     --           --
 Chairman of the Board   1999  $ 52,083      --    $301,243(2)     --           --
                         1998  $      1      --    $ 39,607(2)     --     1,548,460

Matthew E. Devine....... 2000  $125,000      --    $ 12,000(3)     --           --
 Chief Executive Officer 1999  $ 52,083      --         --         --     1,000,000
                         1998       --       --         --         --           --

Omar A. Choucair........ 2000  $ 75,000      --         --         --           --
 Chief Financial Officer 1999  $ 31,250      --         --         --       250,000
                         1998       --       --         --         --           --

Dan F. Dent............. 2000  $170,500  $22,500        --         --           --
 Chief Operating Officer 1999  $ 46,423      --         --         --       150,000
                         1998       --       --         --         --           --

Bernard L. Fleitman..... 2000  $203,624  $20,376        --         --           --
 Vice President,         1999  $160,648  $19,000        --         --       150,000
  Engineering            1998       --       --         --         --           --

--------
(1) Salary includes amount deferred under the Company's 401(k) Plan.
(2) For 2000, represents various perquisites, including reimbursement of automobile expenses ($12,000) and travel expenses ($168,000). For 1999, represents various perquisites, including reimbursement of premiums for life insurance ($13,243), automobile expense ($18,000) and travel expenses ($270,000). For 1998, represents various perquisites, including $30,000 for travel expenses.
(3) Represents reimbursement of automobile expenses.

   No stock options or stock appreciation rights were granted to these individuals during the year ended December 31, 2000.

   The following table sets forth information concerning option exercises during the 2000 fiscal year and option holdings as of the end of the 2000 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of the year.

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised         in-the-Money
                           Shares                 Options at Fiscal         Options at Fiscal
                          Acquired    Value           Year End                 Year End (1)
          Name           on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Scott K. Ginsburg.......     --        --      1,548,460         --         --           --
Matthew E. Devine.......     --        --        354,166     645,834        --           --
Omar A. Choucair........     --        --         88,541     161,459        --           --
Dan F. Dent.............     --        --         46,875     103,125        --           --
Bernard L. Fleitman.....     --        --         71,875      78,125        --           --

--------
(1) Based on the fair market value of the Company's Common Stock at December 31, 2000, of $2.125 per share, less the exercisable price payable for each share.

Employment Contracts and Change in Control Arrangements

   None of the Company's current executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

Compensation Committee Report

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") reviews and approves the Company's compensation policies. The following is the report of the Compensation Committee describing the compensation policies applicable to the compensation of the Company's Chief Executive Officer and other executive officers for the 2000 fiscal year.

   For the 2000 fiscal year, the process utilized by the Compensation Committee in determining executive officer compensation levels was based on the subjective judgment of the Compensation Committee. Among the factors considered by the Compensation Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

   General Compensation Philosophy. The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is, therefore, to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Compensation Committee currently uses salary, incentive cash bonus awards and long-term stock-based incentives to meet these goals.

   Base Salary. The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. In establishing base salaries of executive officers, the Compensation Committee evaluates each executive's salary history, scope of responsibility at the Company, prior experience, past performance for the Company, expected contribution to the Company's future success and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies in the Company's industry, based on each individual member's industry experience, and the position of each executive officer's base pay relative to the total compensation package, including cash incentives and long-term incentives. In making its salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

   Incentive Cash Bonuses. Each executive officer's annual bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to performance targets. In addition, incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that the compensation of each executive officer should be contingent upon the overall performance of the Company. To carry out this philosophy, the Board of Directors reviews and approves the financial goals for the fiscal year. The Compensation Committee then evaluates the overall performance of the Company and approves performance bonuses based on the extent to which the goals of the Board of Directors have been achieved.

   Long-term Incentive Compensation. The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company considers long-term incentives to its Chief Executive Officer and its other executive officers. The purpose of such option grants is to attract and retain the best employee talent available and to create a direct link between executive compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate its executive officers to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term. The Board of Directors and/or the Compensation Committee consider the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. During fiscal 2000, the Board of Directors nor the Compensation Committee, in their discretion, made option grants to the CEO or executive officers.

   CEO Compensation. On December 13, 1998, Mr. Ginsburg was appointed the Chief Executive Officer of the Company. At Mr. Ginsburg's request, his initial compensation consisted of base salary in the amount of $1, plus reimbursement of expenses. In addition, an entity affiliated with Mr. Ginsburg received a warrant to purchase up to 1,548,460 shares of the Common Stock of the Company in connection with the commencement of his employment. The warrant was intended to induce Mr. Ginsburg to join the Company as its new Chairman of the Board and Chief Executive Officer and to place a significant portion of his total compensation at risk. Effective August 1, 1999, Mr. Ginsburg's annual salary was established at $125,000 each for the Company and StarGuide, resulting in a total annual salary of $250,000 subsequent to the January 2001 merger with StarGuide.

   On July 22, 1999, Mr. Devine was appointed the Chief Executive Officer of the Company. Effective August 1, 1999, Mr. Devine's annual salary was established at $125,000 each for the Company and StarGuide, resulting in a total annual salary of $250,000 subsequent to the January 2001 merger with StarGuide. Mr. Devine's compensation was based on his experience and responsibility as well as compensation offered to similarly situated executives.

   Tax Limitation. Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1992 Stock Option Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1992 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since the cash compensation paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer and it is not expected that the cash compensation to be paid to any executive officer for the 2001 fiscal year will exceed this limit, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE

                                          Scott K. Ginsburg, Committee
                                           Chairman
                                          Lawrence D. Lenihan, Jr.
                                          David M. Kantor

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee in 2000 were Messrs. Ginsburg, Lenihan and Kantor. Other than Mr. Ginsburg, the Company's Chairman of the Board and former Chief Executive Officer, none of these individuals was at any time during 2000, or at any other time, an officer or employee of the Company.

   No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Audit Committee Report

   Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company's Board of Directors submits the following report:

   The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix B.

   Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In connection with these responsibilities, the Audit Committee met with management to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

   Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

   Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2000, were $115,000.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP for information technology services rendered during the year ended December 31, 2000.

   All Other Fees. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by KPMG LLP during the year ended December 31, 2000, were $80,500. These other services consisted of tax services and audits of employee benefit plans.

   Consideration of Non-audit Services Provided by the Independent Accountant. The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence.

                                          Respectfully submitted,

                                          THE AUDIT COMMITTEE

                                          Robert J. Schlegel, Committee
                                           Chairman
                                          Cappy R. McGarr
                                          Kevin C. Howe

                            STOCK PERFORMANCE TABLE

   The table set forth below compares the cumulative total stockholder return on the Company's Common Stock between February 6, 1996 (the date the Company's Common Stock commenced public trading) and December 31, 2000 with the cumulative total return of (i) the Nasdaq Non-Financial Stocks Index and
(ii) the Nasdaq Computer and Data Processing Services Stocks Index, over the same period. This table assumes the investment of $100.00 on February 6, 1996 in the Company's Common Stock, the Nasdaq Non-Financial Stocks Index and the Nasdaq Computer and Data Processing Services Stocks Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the table below are based upon historical data. The Company cautions that the stock price performance shown in the table below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from the CRSP Total Return Index published by Nasdaq and SG Cowen, sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.


                              [PERFORMANCE CHART]

CRSP Total Returns Index for:   02/1996 12/1996 12/1997 12/1998 12/1999 12/2000
                                ------- ------- ------- ------- ------- -------
Digital Generation
 Systems, Inc.                   100.0    74.4    22.2    49.4    63.3    18.9
Nasdaq Non-Financial Stocks      100.0   116.9   136.9   201.0   393.7   229.4
Nasdaq Computer and Data
 Processing Stocks SIC
 7370-7379 US & Foreign          100.0   120.7   148.2   264.5   581.7   268.0

                               02/1996 12/1996 12/1997 12/1998 12/1999 12/2000
                               ------- ------- ------- ------- ------- -------
Digital Generation Systems,
 Inc..........................  $100    $ 74    $ 22    $ 49    $ 63    $ 19
Nasdaq Non-Financial Stocks...  $100     117     137     201     394     229
Nasdaq Computer and Data
 Processing Stocks
 SIC 7370-7379 US & Foreign...  $100     121     148     265     582     268

   The Company effected its initial public offering of Common Stock on February 6, 1996. For purposes of this presentation, the Company has assumed that the initial public offering price of $11.00 per share would have been the closing price on February 5, 1996, the day prior to the commencement of trading.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this report or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                            STOCKHOLDERS' PROPOSALS

   Proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders must be received by the Company at its offices at 5221 North O'Connor Boulevard, Irving, Texas, 75039, not later than
January 18, 2002 and satisfy the conditions established by the Securities and Exchange Commission for holder proposals to be included in the Company's proxy statement for that meeting. If a stockholder intends to submit a proposal from the floor of the Company's 2002 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must provide written notice to the Company no later than April 3, 2002. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 annual meeting.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC's website http://www.sec.gov.

                                 MISCELLANEOUS

   The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

                                          By Order of the Board of Directors,

                                          /s/ Scott K. Ginsburg
                                          Scott K. Ginsburg
                                          Chairman of the Board

May 18, 2001

                                                                     Appendix A

                       DIGITAL GENERATION SYSTEMS, INC.

                AMENDED AND RESTATED 1995 DIRECTOR OPTION PLAN

                          (As Amended June 14, 2001)

   1. PURPOSES OF THE PLAN. The purposes of this 1995 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors and to encourage their continued service on the Board.

   All options granted hereunder shall be nonstatutory stock options that are not intended to meet the requirements of Section 422 of the Code.

   2. DEFINITIONS. As used herein, the following definitions shall apply:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the Common Stock, $0.001 par value, of the Company.

     (d) "Company" means Digital Generation Systems, Inc., a Delaware corporation.

     (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

     (f) "Director" means a member of the Board.

     (g) "Employee" means any person, including officers and Directors, employed, within the meaning of Section 3401 of the Code, by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

       (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

       (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

       (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                              Appendix A--Page 1

     (i) "Option" means a stock option granted pursuant to the Plan.

     (k) "Option Agreement" means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

     (l) "Optioned Stock" means the Common Stock subject to an Option.

     (m) "Optionee" means an Outside Director who receives an Option.

     (n) "Outside Director" means a Director who is not an Employee.

     (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (p) "Plan" means this Amended and Restated 1995 Director Option Plan.

     (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

     (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

   3. STOCK SUBJECT TO PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 800,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

   4. ELIGIBILITY. Options may be granted only to Outside Directors. The Board in its sole discretion shall select the Outside Directors to whom Options will be granted under the Plan and all Options shall be granted in accordance with the provisions of the Plan. An Outside Director may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan. The grant of an Option to an Outside Director shall not be deemed either to entitle that individual to, or disqualify that individual from, participation in any other grant of Options under the Plan. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

   5. TERMS AND CONDITIONS OF OPTIONS. The Board shall determine the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, the methods of payment, and all other terms and conditions of the Option, subject to the following:

     (a) Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Board, from time to time approves, but which is not inconsistent with the Plan.

     (b) Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option unless otherwise specified by the Board. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan within a reasonable time after the date of grant.

     (c) Exercise Price. The exercise price of an Option shall be the Fair Market Value of the shares of Common Stock on the date of grant of the Option.

                              Appendix A--Page 2

     (d) Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option, and provided further, that an Option shall be exercisable only while the Optionee remains a Director, except as provided in Section 7 hereof.

     (e) Transferability of Options. Except as provided otherwise by the Board in an Option Agreement, Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death.

   6. EFFECTIVE DATE AND TERM OF PLAN. The amendment and restatement of Plan as set forth herein shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the original effective date of the Plan, unless sooner terminated by action of the Board. Subject to the terms and conditions of the Plan, as amended and restated herein, and applicable laws, Options may be granted under the Plan upon its adoption.

   7. EXERCISE OF OPTIONS.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 5 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan, if applicable, in accordance with Section 12 hereof has been obtained. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option and Section 7(b) hereof by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) hereof. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No Optionee will have any of the rights of a shareholder with respect to any Shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Notice. Options may be exercised only by delivery to the Company of a written exercise agreement approved by the Board (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the restrictions imposed on the shares of Common Stock, if any, and such representations and agreements regarding the Optionee's investment intent and access to information and other matters, if any, as may be required by the Company to comply with applicable securities laws, or as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise agreement may be part of an Optionee's Option Agreement.

     (c) Payment. Payment for the Shares of Common Stock to be purchased upon exercise of an Option may be made (i) in cash (by check); (ii) by surrender for cancellation of other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (provided that such

                              Appendix A--Page 3
  surrender does not result in an accounting charge for the Company); (iii) if a public market for the Common Stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares of Common Stock to forward the exercise price directly to the Company; (iv) if a public market for the Common Stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (v) by any combination of the foregoing. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

     (d) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     (e) Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     (f) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve
  (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

  8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of

                              Appendix A--Page 4
  consideration". Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

   9. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Option Agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Option may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Options previously granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Option Agreement) signed by the Optionee and the Company.

   10. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   11. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   12. STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company's stockholders to the extent required to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Option that

                              Appendix A--Page 5
is issued as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised prior to the time such increase has been approved by the stockholders of the Company, and all such Options granted pursuant to such increase will similarly terminate if such stockholder approval is not obtained.

   13. ADMINISTRATION. This Plan shall be administered by the Board. The Board shall interpret the Plan and any Options granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules and regulations from time to time. The interpretation by the Board of any of the provisions of this Plan or any Options granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option.

   14. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

   15. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

                              Appendix A--Page 6

                                                                     Appendix B

                        CHARTER OF THE AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                       DIGITAL GENERATION SYSTEMS, INC.

Organization

   There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of Digital Generation Systems, Inc. (the "Company"). The Committee shall be comprised of at least three directors as the Board may determine, all of whom shall be independent directors, as that term is defined under the Nasdaq Marketplace Rules (the "Nasdaq Rules"), unless the Board determines, under exceptional and limited circumstances, that one non-independent member is required by the best interests of the Company and the shareholders in compliance with the Nasdaq Rules.

   All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time following appointment to the Committee. Additionally, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background such that the Board determines he has financial sophistication.

Statement of Policy

   The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the Company. The independent auditors are ultimately accountable to both the Committee and the Board.

Responsibilities

   In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. Thus, the Committee will:

  . Review, and revise as appropriate, this Charter on at least an annual basis.

  . Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

  . Review, on an annual basis, all significant relationships the independent auditors have with the Company to verify auditors' independence, and receive from the independent auditors each year a written statement that complies with Independence Standard Board Standard 1, or such other similar rule as is then in effect.

  . Meet with the independent auditors, internal auditors, if any, and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and review each audit at its conclusion, including any comments or recommendations of the independent auditors.

                              Appendix B--Page 1

  . Review with the independent auditors, the Company's internal auditors, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further the Committee periodically should review Company policy statements to determine their adherence to the code of conduct, if any.

  . Review prior to each Committee meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Provide sufficient opportunity for the internal auditors, if any, and the independent auditors to meet with the members of the Committee without members of management present to discuss, among other things, the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning within the Company.

  . Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

  . Investigate any matter brought to the Committee's attention within the scope of its duties, with the powers to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                              Appendix B--Page 2

--------------------------------------------------------------------------------
FORM OF PROXY

                       DIGITAL GENERATION SYSTEMS, INC.
              5221 North O'Connor Boulevard, Irving, Texas 75039

This Proxy is solicited on behalf of the Board of Directors Digital Generation
 Systems, Inc. for the Annual Meeting of Stockholders to be held June 14, 2001

    The undersigned (i) acknowledges receipt of the Notice dated May 18, 2001, of the Annual Meeting of Stockholders of Digital Generation Systems, Inc. (the "Company") to be held on June 14, 2001, at 10:00 a.m. local time at the La Cima Club, 5215 North O'Connor Boulevard, Suite 2600, Irving Texas 75039 and the Proxy Statement in connection therewith and (ii) appoints Scott K. Ginsburg and Matthew E. Devine, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on May 11, 2001, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

    If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting either in person or by substitute, shall exercise all of the powers hereby given.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

               (Continued and to be signed on the reverse side)
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

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THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES          Please mark
HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO         your votes as [ X ]
SUCH COMMON STOCKS AND HEREBY RATIFIES AND CONFIRMS          indicated in
ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF            this example
THEM MAY LAWFULLY DO BY VIRTUE HEREOF.



1. To elect eleven directors, three to serve for three-year terms, four to serve for two-year terms and four to serve for one-year terms, or, in each case until their successors have been duly elected and qualified.

         FOR all nominees                      WITHHOLD
           listed below                        AUTHORITY
        (except as marked               to vote for all nominees
         to the contrary)                     listed below

             [   ]                               [   ]



Nominees to serve until 2004:           Nominees to serve until 2003:           Nominees to serve until 2002:
Scott K. Ginsburg                          Omar A. Choucair                        Jeffrey A. Dankworth
Matthew E. Devine                          Eric L. Bernthal                        Kevin C. Howe
Lawrence D. Lenihan, Jr.                   Michael G. Linnert                      Robert J. Schlegel
                                           David M. Kantor                         Cappy R. McGarr

(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

-----------------------------------------------------------------------

2.  To approve the amendments to the Company's 1995 Director                    FOR      AGAINST      ABSTAIN
    Option Plan, including an increase in the number of shares                 [   ]      [   ]        [   ]
    available for issuance thereunder, as set forth in the
    accompanying Proxy Statement.

3.  To ratify the selection of KPMG LLP as the Company's                        FOR      AGAINST      ABSTAIN
    independent accountants for the fiscal year ending                         [   ]      [   ]        [   ]
    December 31, 2001.

4.  In the discretion of the proxies on any other matters that may              FOR      AGAINST      ABSTAIN
    properly come before the meeting or any postponements or                   [   ]      [   ]        [   ]
    adjournments thereof.


Please date this proxy and sign your name exactly as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. No postage is required. You may nevertheless vote in person if you do attend.

Dated: -------------------------------------, 2001

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            Signature of Stockholder

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            Signature of Stockholder

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              Title, if applicable

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